EXHIBIT 4.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 1 to Amended and Restated Credit Agreement, dated as of January 18, 2019, (this “Amendment”), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referenced below) party hereto, the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.
INTRODUCTION
Reference is made to the Amended and Restated Credit Agreement dated as of June 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent.
The Borrower has requested, and the undersigned Lenders (which Lenders constitute the Required Lenders) and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.
THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the undersigned Lenders, and the Administrative Agent hereby agree as follows:
Section 1.Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2.Amendment of Credit Agreement.
(a)Article I of the Credit Agreement is hereby amended by inserting the following new Section 1.09:
Section 1.09    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(b)Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in appropriate alphabetical order:
“Amendment No. 1 Effective Date” means January 18, 2019.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Marathon Transaction” means the acquisition by Deepwater Abandonment Alternatives, Inc. from Marathon Oil Company of the four wells described in clause (a) below and the two pipelines described in clause (b) below, in each case pursuant to the terms and conditions of the Marathon Transaction Agreement:
(a)    Wells:
(i) GC 244 #2ST3 well (BOEM/BSEE designation GC 244 OCS G-11043 DR002 ST03BP00; API No. 608114049203);
(ii) GC 244 #3ST2 well (BOEM/BSEE designation GC 244 OCS G-11043 DR003 ST02BP00; API No. 608114051202) (the “DR003 Well”);
(iii) GC 244 #4 well (BOEM/BSEE designation GC 244 OCS G-11043 DR004 ST00BP00; API No. 608114052900); and
(iv) GC 244 #5 well (BOEM/BSEE designation GC 244 OCS G-11043 DR005 ST00BP00; API No. 608114052800).
(b)    Pipelines: two looped, approximately 18.5-miles long, insulated bulk oil flowlines identified as ROW OCS-G 28547 (Segments 17740 and 17742) and ROW OCS-G 28548 (Segment 17741), including pipeline jumpers identified as Segment Numbers 17880, 17881, 17882, 17883, and 17884, pipeline end termination A, pipeline end termination B, pipeline end manifold A (“PLEM A”), pipeline end manifold B (“PLEM B”), and the pigging loop connecting PLEM A to PLEM B.
“Marathon Transaction No. 2” means the acquisition by Deepwater Abandonment Alternatives, Inc. from Marathon Oil Company of the pipeline described below, pursuant to the terms and conditions of the Marathon Transaction Agreement No. 2:

A 10.75-inch by 6.625-inch pipeline, identified as ROW OCS-G 28586, 5.65 miles in length starting at pipeline end terminal A (“PLET A”) located in Garden Banks Block 515 and ending at pipeline end terminal B (“PLET B”) in Garden Banks Block 426.

“Marathon Transaction Agreement” means that certain Purchase and Sale Agreement, dated as of December 21, 2018, as in effect on such date and as the same may thereafter be amended or otherwise modified pursuant to terms reasonably acceptable to the Administrative Agent.
“Marathon Transaction Agreement No. 2” means that certain transaction agreement on terms and in form substantially similar (where applicable) to the Marathon Transaction Agreement and otherwise on terms and in form reasonably acceptable to the Administrative Agent, and as may be amended or otherwise modified pursuant to terms reasonably acceptable to the Administrative Agent.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
(c)Article V of the Credit Agreement is hereby amended by adding the following new Section 5.26:
6.13    Beneficial Ownership Certification. As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
(d)Section 6.02 of the Credit Agreement is hereby amended by renumbering existing clause (h) as new clause (i) and inserting the following new clause (h):
(h)    promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(e)Section 6.13 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding anything in this Section 6.13 or any other Loan Document to the contrary, neither the Borrower nor any of its Restricted Subsidiaries shall be required to take any actions in order to create or perfect a security interest in the wells or pipelines acquired pursuant to the Marathon Transaction or the Marathon Transaction No. 2.

(f)Article VI of the Credit Agreement is hereby amended by adding the following new Sections 6.18:
6.18    Marathon Transaction No. 2. Deliver to the Administrative Agent (a) promptly, and in any event within five (5) Business Days of the consummation and effectiveness of the Marathon Transaction No. 2 (i) notice of such consummation and effectiveness, (ii) evidence satisfactory to the Administrative Agent that all insurance required to be maintained (after giving effect to the Marathon Transaction No. 2) pursuant to the Loan Documents has been obtained and is in effect, and (iii) executed copies of the Marathon Transaction Agreement No. 2 and all assignments, bills of sale and other material agreements, documents and certificates executed and delivered by Marathon Oil Company, the Borrower, or any Restricted Subsidiary in connection with the Marathon Transaction No. 2, certified by a Responsible Officer of the Borrower as being true, accurate, and complete, and (b) promptly upon request, any other information reasonably requested by the Administrative Agent in connection therewith.
(g)Section 7.01(q) of the Credit Agreement is hereby amended by restating the proviso thereof to read as follows:
provided that no such Lien shall extend to or cover (i) any Collateral or any Equity Interests in a Foreign Subsidiary that is a Restricted Subsidiary or (ii) any wells or pipelines acquired pursuant to the Marathon Transaction or the Marathon Transaction No. 2.
(h)Section 7.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (t), replacing the period at the end of clause (u) with “;”, and inserting the following new clauses (v) and (w):
(v)    Liens which secure amounts owing under and/or the terms of operating agreements, unitization and pooling agreements and orders, production handling agreements, processing agreements, transportation agreements, sales agreements, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral exploration and production business and that are entered into in the ordinary course of business, to the extent that such Liens do not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary, and which amounts are not delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP; and
(w)    Liens on (i) the Marathon Transaction Agreement and any related subcontracts and purchase orders, any related accounts receivable, other rights to payment, and identifiable proceeds securing Indebtedness permitted under Section 7.03(n)(i) to the extent required by the relevant bonding company providing such permitted bonds or other surety obligations and (ii) the Marathon Transaction Agreement No. 2 and any related subcontracts and purchase orders, any related accounts receivable, other rights to payment, and identifiable proceeds securing Indebtedness permitted under Section 7.03(n)(ii) to the extent required by the relevant bonding company providing such permitted bonds or other surety obligations.
(i)Section 7.03 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (l), replacing the period at the end of clause (m) with “; and”, and inserting the following new clause (n):
(n)    Indebtedness in respect of bonds or other surety obligations required by any relevant Governmental Authority which the Borrower or any Restricted Subsidiary is required to post in connection with (i) the operation or provision for abandonment and remediation of the wells and pipelines acquired pursuant to the Marathon Transaction, in an aggregate amount not to exceed $100,000,000 and (ii) the operation or provision for abandonment and remediation of the pipeline acquired pursuant to the Marathon Transaction No. 2, in an aggregate amount not to exceed $10,000,000.
(j)Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.12    Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for (a) Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries for the fiscal year ending December 31, 2017, $170,000,000, for the fiscal year ending December 31, 2018, $80,000,000, and during each fiscal year thereafter $100,000,000; provided, however, that so long as no Default has occurred and is continuing or would immediately result from such expenditure, up to 50% of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year; and provided further that, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth above, and (b) Capital Expenditures not exceeding $10,000,000 in the aggregate associated with the recompletion of the DR003 Well acquired by Deepwater Abandonment Alternatives, Inc. pursuant to the Marathon Transaction.
(k)Section 9.10 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (b), replacing the period at the end of clause (c) with “; and”, and inserting the following new clause (d):

(d)    to release or subordinate any Lien on (i) the Marathon Transaction Agreement and any related subcontracts and purchase orders, any related accounts receivable, and identifiable proceeds granted to or held by the Administrative Agent under any Loan Document to the relevant bonding company holding a Lien on such property that is permitted under Section 7.01(w)(i) to the extent that a lien is required thereon by such bonding company and (ii) the Marathon Transaction Agreement No. 2 and any related subcontracts and purchase orders, any related accounts receivable and identifiable proceeds granted to or held by the Administrative Agent under any Loan Document to the relevant bonding company holding a Lien on such property that is permitted under Section 7.01(w)(ii) to the extent that a lien is required thereon by such bonding company.
(l)Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.12:
Section 9.12    ERISA Representation.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(i)    Section 10.17 of the Credit Agreement is hereby amended by (A) renumbering existing clause (c) as new clause (d) and (B) inserting new clause (c) to read as follows:
(c)    Liens granted to or held by the Administrative Agent under any Loan Document on (i) the Marathon Transaction Agreement and any related subcontracts and purchase orders, any related accounts receivable, other rights to payment, and identifiable proceeds shall be released or subordinated to the relevant bonding company holding a Lien on such property that is permitted under Section 7.01(w)(i) to the extent that a lien is required thereon by such bonding company and (ii) the Marathon Transaction Agreement No. 2 and any related subcontracts and purchase orders, any related accounts receivable, other rights to payment, and identifiable proceeds shall be released or subordinated to the relevant bonding company holding a Lien on such property that is permitted under Section 7.01(w)(ii) to the extent that a lien is required thereon by such bonding company.
Section 3.Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not violate the terms of any of such Person’s Organization Documents; (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms, subject to Debtor Relief Laws and similar Laws affecting creditors’ rights generally or providing relief for debtors and subject to principles of equity; (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Collateral Documents are valid and subsisting and secure the Obligations.
Section 4.Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.
Section 5.Effectiveness. This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein as of the date first set forth above, upon satisfaction of the following conditions:
(a)    the Administrative Agent (or its counsel) shall have received:
(i)    counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby;
(ii)    evidence satisfactory to the Administrative Agent that all insurance required to be maintained (after giving effect to the Marathon Transaction) pursuant to the Loan Documents has been obtained and is in effect;

(iii)    updated forecasts prepared by management of the Borrower of (i) the Borrower and its Restricted Subsidiaries and (ii) the Unrestricted Subsidiaries, in each case, with respect to the fiscal year ending December 31, 2019 and in form and substance reasonably satisfactory to the Administrative Agent;
(iv)    certificates of good standing or similar certificates or instruments as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is validly existing and in good standing; and
(v)    executed copies of the Marathon Transaction Agreement (as defined in Section 2 above) and all assignments, bills of sale and other material agreements, documents and certificates executed and delivered by Marathon Oil Company, the Borrower, or any Restricted Subsidiary in connection with the Marathon Transaction, certified by a Responsible Officer of the Borrower as being true, accurate, and complete.
(b)    the Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender who shall have provided its consent to this Amendment by 5:00 p.m. (Eastern Time) on December 18, 2018, an amendment fee in an amount equal to 0.025% of such Lender’s Commitment, (ii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent); and (iii) all other costs, expenses, and fees which are payable pursuant to Section 10.04 of the Credit Agreement.
(c)    the Administrative Agent shall be satisfied that the Marathon Transaction shall have been, or substantially concurrently shall be, consummated substantially in accordance with the terms and conditions of the Marathon Transaction Agreement and that the Marathon Transaction Agreement has not been amended or otherwise modified except as permitted in the definition thereof.
(d)    At least two days prior to the Amendment No. 1 Effective Date (as defined in Section 2 above), the Borrower, if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall deliver to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.
Section 6.Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.
Section 7.Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.
Section 8.Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by facsimile or other electronic imaging means (e.g. “pdf” or “tif”).
Section 9.ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[signature page follows]

EXECUTED as of the first date above written.

HELIX ENERGY SOLUTIONS GROUP
INC., a Minnesota corporation

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Senior Vice President and Chief
Financial Officer

CANYON OFFSHORE, INC., a Texas
corporation
CANYON OFFSHORE INTERNATIONAL
CORP., a Texas corporation
HELIX OFFSHORE INTERNATIONAL,
INC., a Texas corporation
HELIX PROPERTY CORP., a Texas
corporation
HELIX SUBSEA CONSTRUCTION, INC., a
Delaware corporation
HELIX WELL OPS INC., a Texas corporation
KOMMANDOR LLC, a Delaware limited
liability company
DEEPWATER ABANDONMENT
ALTERNATIVES, INC., a Texas
corporation

By:	/s/ Alisa B. Johnson
Name:	Alisa B. Johnson
Title:	Vice President and Secretary

CANYON OFFSHORE LIMITED, a Scottish
company

By:	/s/ Alisa B. Johnson
Name:	Alisa B. Johnson
Title:	Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Paley Chen
Name:	Paley Chen
Title:	Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Tyler Ellis
Name:	Tyler Ellis
Title:	Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Robert Corder
Name:	Robert Corder
Title:	Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Tanja van der Woude
Name:	Tanja van der Woude
Title:	Director

By:	/s/ Mark Appelman
Name:	Mark Appelman
Title:	Managing Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Managing Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

ZIONS BANCORPORATION, N.A. dba
AMEGY BANK, as a Lender

By:	/s/ Sidney Stewart
Name:	Sidney Stewart
Title:	Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

HSBC BANK USA, N.A., as a Lender

By:	/s/ Chase Gavin
Name:	Chase Gavin
Title:	Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ William O'Daly
Name:	William O'Daly
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Name:	Christopher Zybrick
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

FROST BANK, as a Lender

By:	/s/ Wes Northington
Name:	Wes Northington
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

RAYMOND JAMES BANK, N.A., as a
Lender

By:	/s/ Jason Williams
Name:	Jason Williams
Title:	Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement